UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 23, 2008
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

We disclosed in our Current Report on Form 8-K filed May 22, 2008 that a material impairment charge to fixed assets in our North American Automotive operations was required based on the financial impact of rapidly-changing U.S. market conditions, but we could not at that time reasonably estimate the amount of the impairment charge.  The changes in market condition included: (1) a more pronounced and accelerated shift in consumer preferences away from full-size trucks and traditional sport utility vehicles to smaller, more fuel-efficient vehicles as a result of higher fuel prices; (2) greater-than-anticipated escalation of commodity costs; and (3) lower-than-anticipated industry demand in the United States.  In connection with the preparation of our financial statements for the second quarter of 2008, we estimate that this impairment charge reflected in those financial statements will be $5.3 billion on a pre-tax basis.  This impairment charge will not result in any cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 24, 2008	By:	/s/Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary